ADMINISTRATION AGREEMENT
                                   SCHEDULE A

     Compensation and charges of Administrative Data Management Corp. for services as Transfer Agent, Dividend Disbursing Agent and Plan Administration, and for other services under the Administration Agreement.

         Monthly Account Maintenance        $0.75 per account

         New Accounts                       $5.00 per account

         Payments                           $0.75 per account

         Exchanges                          $5.00 per transaction

         Liquidations                       $5.00 per transactions

         Transfers                          $10.00 per transaction

         Certificates Issued                $3.00 per certificate

         Systematic Withdrawal Checks       $1.00 per check

         Dividend Processing                $0.45 per dividend

         Reports requested by a
         Government Agency                  $1.00 per account

         Shareholder Service Calls          $4.00 per call

         Correspondence                     $20.00 per item

OUT-OF-POCKET EXPENSES: In addition to the above charges, the Fund shall be responsible for reimbursing Administrative Data Management Corp. for all out-of-pocket costs including but not limited to postage, insurance, telephone lines, forms relating to shareholders of the Fund, envelopes and other similar items, and will also reimburse Administrative Data Management Corp. for counsel fees, including fees for the preparation of the Administration Agreement and review of prospectus and application forms, to the extent that ADM is not otherwise reimbursed.

THE ABOVE FEES AND OUT-OF-POCKET EXPENSES APPLY TO THE FOLLOWING FUNDS:

FIRST INVESTORS FUND FOR INCOME, INC., FIRST INVESTORS GLOBAL FUND, INC., FIRST INVESTORS GOVERNMENT FUND, INC., FIRST INVESTORS HIGH YIELD FUND, INC., FIRST INVESTORS INSURED TAX EXEMPT FUND, INC., FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND, FIRST INVESTORS NEW YORK INSURED TAX FREE FUND, INC., FIRST INVESTORS SERIES FUND, FIRST INVESTORS SERIES FUND II, INC., FIRST INVESTORS U.S. GOVERNMENT PLUS FUND - 1st, 2nd, & 3rd FUND, EXECUTIVE INVESTORS TRUST